Exhibit 77Q1					Appendix A


Resolutions Adopted
at a
Meeting of Trustees Held on June 15, 2005

Note:	The vote that follows is proposed separately for each of PIMCO
Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO California Municipal Fund II, PIMCO New York Municipal Fund II, PIMCO Municipal Fund III, PIMCO California Municipal Fund III, PIMCO New York Municipal Fund III, PIMCO Corporate Opportunity Fund, PIMCO Corporate Income Fund, PIMCO High Income Fund, PIMCO Floating Rate Income Fund, PIMCO Floating Rate Strategy Fund, Nicholas-Applegate Convertible & Income Fund, Nicholas-Applegate Convertible & Income Fund II, Nicholas-Applegate International & Premium Strategy Fund, NFJ Dividend, Interest & Premium Strategy Fund and PIMCO Global StocksPLUS & Income Fund for consideration and approval by the Board of Trustees of the particular Fund.


BYLAWS
VOTED:	That the Amended and Restated Bylaws of PIMCO Municipal
Income Fund, the Amended and Restated Bylaws of PIMCO California Municipal Income Fund, the Amended and Restated Bylaws of PIMCO New York Municipal Income Fund, the Amended and Restated Bylaws of PIMCO Municipal Income Fund II, the Amended and Restated Bylaws of PIMCO California Municipal Income Fund II, the Amended and Restated Bylaws of PIMCO
New York Municipal Income Fund II, the Amended and Restated Bylaws of PIMCO Municipal Income Fund III, the Amended and Restated Bylaws of PIMCO California Municipal Income Fund
III, the Amended and Restated Bylaws of PIMCO New York Municipal Income Fund III, the Amended and Restated Bylaws of PIMCO Corporate Opportunity Fund, the Amended and
Restated Bylaws of PIMCO Corporate Income Fund, the Amended and Restated Bylaws of PIMCO High Income Fund, the Amended and Restated Bylaws of PIMCO Floating Rate Income Fund, the Amended and Restated Bylaws of PIMCO Floating Rate Strategy Fund, the Second Amended and Restated Bylaws of Nicholas-Applegate Convertible & Income Fund, the Second Amended and Restated Bylaws of Nicholas-Applegate Convertible & Income
Fund II, the Amended and Restated Bylaws of Nicholas-
Applegate International & Premium Strategy Fund, the
Amended and Restated Bylaws of NFJ Dividend, Interest &
Premium Strategy Fund and the Second Amended and Restated Bylaws of PIMCO Global StocksPLUS & Income Fund be, and they hereby are, amended by replacing Article 3 in its entirety with the Article 3 attached hereto as Exhibit A.



Exhibit A
ARTICLE 3
Officers and Chairman of the Trustees

3.1	Enumeration; Qualification.  The officers of the Trust shall be a
President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2	Election.  The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time.
If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (Independent Trustees), and otherwise in accordance with Rule 38a-1
(or any successor rule) under the 1940 Act, as such rule may be amended from time to time (Rule 38a-1). Vacancies in any office may be filled at any time.

3.3	Tenure.  The Chairman of the Trustees, if one is elected, the
President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any renewal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4	Powers.  Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5	Chairman of the Trustees. There shall be an office of the
Chairman of the Trustees, which shall serve of behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trusts investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

3.6	President; Vice President.  The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7	Treasurer; Assistant Treasurer.  The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8	Secretary; Assistant Secretary.  The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefore, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9	Chief Compliance Officer.  The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10	Resignations.  Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


ARTICLE 3
Officers and Chairman of the Trustees

3.1     	Enumeration; Qualification.  The officers of the Trust
shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2     	Election.  The President, the Treasurer, and the Secretary
shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (Independent Trustees), and otherwise in accordance with Rule 38a-1
(or any successor rule) under the 1940 Act, as such rule may be amended from time to time (Rule 38a-1). Vacancies in any office may be filled at any time.

3.3     	Tenure.  The Chairman of the Trustees, if one is elected,
the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified., provided that, if required by the 1940 Act, any renewal of the Chief Compliance
Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4     	Powers.  Subject to the other provisions of these Bylaws,
each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5     	Chairman of the Trustees. There shall be an office of the
Chairman of the Trustees, which shall serve of behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trusts investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

3.6	President; Vice President.  The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefore, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9	Chief Compliance Officer.  The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.